CIRCOR’S CODE OF CON DU CT & BU SIN ESS ETH ICS LIVING OUR ABSOLUTES:

Table of Contents ABOUT OUR CODE: A MESSAGE FROM TONY NAJJAR TEAM BEFORE SELF: HOW WE TREAT EACH OTHER OUR VALUES FOLLOWING OUR CODE: HOW WE LIVE OUR VALUES2. 1. 3. ‹ Meeting Our Responsibilities ‹ Seeking Help & Speaking Up ‹ Investigating Concerns ‹ Waiver ‹ Treat Everyone Respectfully & Fairly ‹ Promote a Harassment-Free Workplace ‹ Create a Diverse & Inclusive Environment ‹ Maintain the Privacy of Personal Data ‹ Insist Upon Human Rights ‹ Ensure a Safe Workplace

CUSTOMER INTIMACY: HOW WE SUPPORT OUR CUSTOMERS4. ‹ Exceed Quality Expectations ‹ Work Responsibly with Governments Table of Contents SPEED, EXCELLENCE & INNOVATION: HOW WE MANAGE OUR DATA, TECHNOLOGY & PROPERTY COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY 5. 6. ‹ Comply with International Trade Laws ‹ Safeguard Our Information Technology ‹ Protect Our Confidential Information ‹ Maintain Accurate Records ‹ Protect CIRCOR Property ‹ Avoid Conflicts of Interest ‹ Use Gifts & Entertainment Responsibly ‹ Prevent Insider Trading ‹ Don’t Make Improper Payments ‹ Compete Fairly ‹ Choose Suppliers & Channel Partners with Integrity ‹ Participate in Politics Responsibly ‹ Communicate Appropriately & Only As Authorized ‹ Protect the Environment

At CIRCOR we focus on excellence and integrity. We live our absolutes. CIRCOR is respected by our peers and trusted by our customers not only because we provide quality products and services, but because we are dedicated to doing the right thing. CIRCOR’s Code of Conduct & Business Ethics (“our Code”) is both a representation of our focus on integrity and a valuable reference to help us identify risks, comply with our rules and learn when to speak up and seek help. Our Code applies to all of us, all the time, and our employees, channel partners, vendors and consultants should be familiar with its contents. We all have a role in making sure CIRCOR remains compliant with our Code, our policies and the law. All of us should also be willing and ready to speak up when we have any questions or concerns. Know that retaliation against those who speak up is never tolerated at CIRCOR. As we each go about our daily work with different goals and accountabilities, the CIRCOR team remains strong and connected by our unwavering dedication to uphold our Code and ethical responsibilities to all stakeholders. Tony Najjar President & CEO ABOUT OUR CODE: A MESSAGE FROM TONY NAJJAR A MESSAGE FROM OUR CEO 4

OUR VALUES • Understand and anticipate customer needs • Be flexible and responsive • Value deep, long-term relationships • Take responsibility • Be passionate • Be responsive • Be creative and innovative • Find efficient solutions • Provide quality products, services and solutions • Be humble • Reward and recognize • Respect and value the opinions of all 5

FOLLOWING OUR CODE: HOW WE LIVE OUR VALUES 6

Meeting Our Responsibilities Seeking Help & Speaking Up Our Code of Conduct & Business Ethics (our “Code”) is a valuable tool that helps us recognize many of the risks we face while conducting business for CIRCOR as well as the expectations for addressing those risks. Our Code cannot cover every possible risk we might face, but it does provide information on how to seek guidance and navigate the issues that confront us. We all must take the time to become familiar with our Code. Our Code applies to all of us, including all CIRCOR employees, officers and directors. Additionally, our Code applies to any engaged consultant or contractor, including our channel partners. We all must put our values into practice every day and comply with our Code, our policies and any applicable law at all times. There can be serious reputational, financial, professional and legal consequences for us as individuals and for CIRCOR if we do not follow our rules or the law. Managers at CIRCOR have a special role in compliance. They are the first line of defense for many compliance concerns and the most trusted sounding board for employees. Managers must always keep an open door and make themselves available to employees. In addition to being familiar with our Code, managers should be prepared to field employee questions and concerns and, when necessary, appropriately escalate issues for resolution or investigation. We speak up, ask questions and report our concerns. Speaking up makes CIRCOR a better, safer and more transparent place to work. There are options when you have a question or concern: FOLLOWING OUR CODE: HOW WE LIVE OUR VALUES • Your manager. For most questions and concerns, your manager is the best resource. • Your local General Manager, Human Resources or Finance Leader • CIRCOR’s Legal Department OfficeOfTheGeneralCounsel@CIRCOR.com • You may also make an anonymous report using CIRCOR’s Ethics & Compliance HelpLine at 1-866-862-2625 or by submitting a report online at http://circor.ethicspoint.com 7

Investigating Concerns Waiver CIRCOR is committed to supporting those who speak up and does not tolerate retaliation of any kind. Employees who engage in retaliation will be subject to disciplinary action. CIRCOR takes seriously all reports of conduct that violate our Code, our policies or the law, and we appropriately investigate reports of misconduct. Everyone is expected to cooperate with investigations, to be truthful and forthcoming during the course of those investigations and to keep investigations appropriately confidential. We also completely cooperate with any governmental investigation. We never destroy or alter any CIRCOR documents, make misleading statements to investigators or encourage others not to cooperate. If you are presented with a subpoena or request for information or have any questions about a governmental investigation or request, you must immediately contact the Legal Department. Any waiver of our Code may only be made by the CIRCOR board of directors. 8 FOLLOWING OUR CODE: HOW WE LIVE OUR VALUES

TEAM BEFORE SELF: HOW WE TREAT EACH OTHER 9

Treat Everyone Respectfully & Fairly CIRCOR promotes a respectful, collaborative workplace free from discrimination and is committed to providing fair opportunities for all. We understand that building a successful team means including people with differing experiences, backgrounds and beliefs. We never discriminate against anyone or make employment decisions based on a person’s race, religion, ancestry, national origin, sexual orientation, gender identity, gender expression, mental or physical disability, or marital or veteran status, or on their belonging to any other protected class. 10 TEAM BEFORE SELF: HOW WE TREAT EACH OTHER

Promote a Harassment-Free Workplace We promote our team, support our fellow employees and never engage in harassing or bullying behavior. All members of our team deserve a workplace free from harassment of any kind, where we treat our fellow employees and others with courtesy and respect at all times. Not only should we all avoid saying or doing anything that others may find offensive or degrading, but we should speak up if we witness harassing or offensive conduct. Harassing or offensive conduct can include, but is not limited to, saying or sharing racial, ethnic or gender-based slurs, jokes or stereotypes; using abusive or offensive language; engaging in unwelcome touching or sexual advances; asking for sexual favors; displaying offensive images; or hazing or bullying. 11 Karl’s manager often touches fellow employee Anna when he speaks to her. Karl doesn’t think this is appropriate, but he isn’t sure how Anna feels about the contact, so he has not reported it. Should he say something? Karl should report any conduct that he believes could violate our policies, even if he believes no one has been offended or he himself is not being harassed. We all have a duty to report potential violations of our Code, our policies or the law, and we must not assume someone else will report. Scenario TEAM BEFORE SELF: HOW WE TREAT EACH OTHER

Create a Diverse & Inclusive Environment Our concept of “team before self” means that we are committed to building a diverse and inclusive workplace that provides a safe and collaborative environment for everyone. We all share a responsibility to contribute to a positive and healthy workplace environment that enables us all to succeed. We include all people in team activities and support an environment free of division. We involve teammates, share early and ask for feedback often. Good feedback is kind, respectful, clear, constructive, and focused on goals and values. 12 TEAM BEFORE SELF: HOW WE TREAT EACH OTHER

Maintain the Privacy of Personal Data We keep private the personal information and data of our fellow employees and other individuals. Business purposes often require that personal data, including private health data, must be collected, used and stored. Only those who have a business purpose and have been provided authorization receive limited access to this personal data. We take appropriate steps to protect all data and make sure that we comply with all of our policies and the applicable local laws regarding the use of this data. Steven asked Maria, who works in Human Resources, if she could provide the address of a former employee from personnel records. Steven told Maria he would like to send a birthday card to the former employee. Should Maria provide the address? Maria should not access personal data for a non-business purpose and without authorization from the employee. Scenario 13 TEAM BEFORE SELF: HOW WE TREAT EACH OTHER

Insist Upon Human Rights Our team insists on adhering to human rights. This means we support diversity and inclusion, including equitable treatment for all people regardless of their back- ground. We support a living wage and reasonable work hours and working condi- tions. We support women’s rights, the rights of vulnerable and marginalized communities and the rights of indigenous people. We never use, or condone the use of, slavery, child labor or forced labor. We also respect the right to freedom of association and collective bargaining and the right to work in a safe, healthy and humane environment. 14 TEAM BEFORE SELF: HOW WE TREAT EACH OTHER

Ensure a Safe Workplace We are focused on the work that we do, but we never compromise our team’s safety to get the job done. Nothing is more important at CIRCOR than the health and safety of our fellow employees. Employees must be familiar with CIRCOR’s “Cardinal Rules” and any other safety requirements that apply to their work. Employees should immediately suspend any activities or operations that are unsafe or endanger the health and safety of anyone. We must immediately report any unsafe conditions to our supervisor, manager, our local Environment, Health & Safety (EH&S) professional or local human resources leader, or to corporate EH&S, or the HelpLine. Employees operating under the influence of alcohol or drugs can compromise the health and safety of the workplace. Any substance, legal or illegal, that impairs an employee’s ability to do their job is not to be used or possessed at any CIRCOR facility. CIRCOR will assist employees who are concerned they may have a dependency on drugs or alcohol. Contact your local human resources manager if you need assistance. CIRCOR does not tolerate threats of violence in our workplace. Threats should be taken very seriously, and violence of any kind is strictly prohibited. Please report any threats or violent behavior immediately to your manager or, in case of an emergency, to the appropriate local authorities. Claude has just started work on a new process that requires wearing safety glasses. He was unable to locate any available safety glasses and told his supervisor, Jean. Jean tells Claude to work with- out the safety glasses today so that they can keep up with the production schedule and that she will locate safety glasses later. What should Claude do? Claude should not work without required personal protective equipment (PPE). Our safety meas- ures are in place to protect everyone, and we must always follow our rules. Employees always have the right to stop work in situations where safety is an issue. Claude should also talk to his local EH&S professional or to corporate EH&S so that he may obtain the proper PPE. Scenario 15 TEAM BEFORE SELF: HOW WE TREAT EACH OTHER

CUSTOMER INTIMACY: HOW WE SUPPORT OUR CUSTOMERS 16

CUSTOMER INTIMACY: HOW WE SUPPORT OUR CUSTOMERS Exceed Quality Expectations We build strong relationships with our customers by always providing diverse products and deep expertise that meet or exceed the highest professional and technical standards. We provide the best and most reliable solutions for our customers in many fields, including defense, commercial marine, power generation, and oil and gas. CIRCOR believes in continuous improvement in quality and better performance for customers. We are honest about our products and services and in our day-to-day dealings with all customers. We have a single-minded focus on performing for our customers and providing the best products and services. 17

CUSTOMER INTIMACY: HOW WE SUPPORT OUR CUSTOMERS Work Responsibly with Governments We work with government customers around the world and always conduct our business with government agencies in a manner that is consistent with our Code, our policies and the law. Even before the first business contact, employees whose roles involve sales or ser- vice to a government or any of its agencies must be familiar with and follow all legal requirements that govern each particular transaction, including making sure that they are authorized to interact with government officials on CIRCOR’s behalf. CIRCOR employees should not prepare technical specifications for any government contracts or requests for proposal. If you are unsure about what rules apply, contact your manager or the Legal Department. Maha is preparing a bid for a government agency. She notices that the bid documents appear to ask for a lot of organizational and pricing details that non-government customers never ask for. What should she do? Maha should seek guidance if she is unsure how to proceed. When we work with government customers, we must make sure we understand all the rules and procedures we must follow, including in the bidding process. If we are unsure how to proceed, or have questions, we should ask our manager. Maha is preparing a bid for a government agency. She notices that the bid documents appear to ask for a lot of organizational and pri ing details that n n-government customers never ask for. What should she do? Maha should seek guidance if she is unsure how to proceed. When we work wit government customers, we must make sure we und rstand all th rules and procedur s we must follow, including in th biddi g process. If we ar u sure how to proceed, or have questio s, we shoul ask our manager or the Legal Department. Scenario 18

SPEED, EXCELLENCE & INNOVATION: HOW WE MANAGE OUR DATA, TECHNOLOGY & PROPERTY 19

SPEED, EXCELLENCE & INNOVATION: HOW WE MANAGE OUR DATA, TECHNOLOGY & PROPERTY Comply with International Trade Laws Our focus on excellence and innovation means that our products and services are in demand around the world. But when we are operating internationally, we must be aware of different laws and regu- lations that govern the trade and transfer of technology and make sure we follow all applicable rules before we engage in import or export activities. These rules can be complex, and it is most important that you ask questions and seek guidance from the Global Trade Compliance team SharePoint site, the Legal Department or the Director of Trade Compliance if you are unsure how to proceed. When importing or exporting, we must fully understand where our products are going, including all interim destinations and the ultimate destination country, the end recipient of our products, and the way our products will be used by the end recipient. We must remain vigilant regarding the accuracy of the information on the ultimate destination and use of goods or technology. We must be prepared to secure any required regulatory clearances and licenses, as it is often a requirement to obtain a license to export certain goods, services or technologies. We also have to be aware that any transfer of technical knowledge can be considered an export, including a conversation of a technical nature with a foreign citizen. CIRCOR does not participate in international trade boycotts of foreign countries. It is against United States law to participate in trade boycotts that are not sanctioned by the U.S. government, and all CIRCOR employees must follow the U.S. antiboycott law regardless of whether they are in the United States or elsewhere. If you are approached to participate in a boycott or to provide information regarding trade with a targeted foreign country, you should immediately inform the Director of Trade Compliance. 20

SPEED, EXCELLENCE & INNOVATION: HOW WE MANAGE OUR DATA, TECHNOLOGY & PROPERTY Safeguard Our Information Technology We must always take care to ensure CIRCOR’s information technology, including computers, mobile devices, storage devices, networks and other technology, are safe and secure at all times. We protect our user IDs and passwords, change them regularly as directed and never share them with others, including fellow employees. We ensure that our personal use of CIRCOR information technology assets is occasional, brief and appropriate. We never use CIRCOR assets for unlawful or inappropriate activities or communication. We understand that CIRCOR monitors its information technology and networks, and we should assume that our emails and other communications are not private. We are all responsible for ensuring that only authorized users are able to access CIRCOR’s information technology and network services. We never circumvent, alter or remove IT controls, and we always get proper authorization before installing software or connecting hardware. James and Victoria are on a CIRCOR business trip together, and Victoria’s laptop is not able to connect to the corporate filesharing system. She asks James if she could use his login and password on her laptop to see if it’s her login or the system that isn’t working. Is sharing his login and password okay? James should never share his login and password to any CIRCOR systems with anyone, even a fellow employee. Victoria should call the IT department for support. Scenario 21

Protect Our Confidential Information We challenge ourselves to constantly innovate, and the products of that innovation must be kept safe. Data that we use in our daily activities can include confidential information that we should always protect from disclosure to anyone who is not explicitly authorized to access such data. Some examples of confidential data include business plans, marketing plans, service plans, financial plans, unpublished technical information, patent applications, trade secrets, designs, engineering and manufacturing know-how and processes, product plans, supplier data, customer data, product testing, personnel and salary data, and any other internal databases or datasets. We do not share confidential information or employee data with any third parties except when authorized and required to do so for business reasons and only when those third parties have signed our Non-Disclosure Agreement (or one that has been reviewed by our Legal Department). When governmental authorities require confidential information, we may provide it only if the request is made in writing, meets applicable legal requirements and is approved by our Legal Department. Finally, as CIRCOR employees, we have an obligation to protect the confidential information of our previous employers and other third parties. We respect the property rights and proprietary information of other companies. We do not infringe upon any patented or copyrighted documents or materials. If you have any concern about the handling of such information, you should consult your manager or the Legal Department. 22 SPEED, EXCELLENCE & INNOVATION: HOW WE MANAGE OUR DATA, TECHNOLOGY & PROPERTY

Maintain Accurate Records We maintain our records carefully, and we completely record all data. We have a duty to provide our stakeholders with correct and complete information in a timely manner, to maintain legal compliance and to ensure the long-term information continuity of our business. Those of us who are responsible for financial records, or any other CIRCOR reporting, must make sure that all records accurately reflect our business activities, are supported by evidence and are complete and timely. We must enter all financial transactions for CIRCOR fully and accurately in the appropriate books and records and never maintain any undisclosed or unrecorded fund or asset of the company for any reason. All of us must also follow all applicable accounting and record-keeping policies and procedures for preparing all records. If you are aware of any inaccurate or incomplete records, or have questions about any record, record-keeping or reporting, you should contact the local Finance Director or the Legal Department immediately. At the end of the quarter, Damien has to report to his manager, Kate, all recognized revenue for their department. When Damien turns in his report, Kate asks why a certain project is not included in the numbers. Damien tells Kate that the client is not going to sign off on the work until the beginning of the next quarter. Kate tells Damien that the sign-off is “just a formality” and that he needs to add the project’s revenue into the quarterly report. What should Damien do? Damien should tell Kate that he will not enter the revenue into the report. We follow all our accounting rules and procedures at all times. Our business records must always be accurate and complete. If Kate insists that Damien enter the project revenues in the report, he should report the issue to Finance leadership or the Legal Department. Scenario 23 SPEED, EXCELLENCE & INNOVATION: HOW WE MANAGE OUR DATA, TECHNOLOGY & PROPERTY

Protect CIRCOR Property We are careful to protect CIRCOR property and to limit the loss, misuse and theft of our vital company resources. When using company property, we exercise care, maintain the property in safe working order and follow all operating instructions, safety standards and guidelines. Employees are expected to refrain from using equipment that they are not trained to use or do not have explicit permission to operate. Additionally, employees should not use CIRCOR property for personal tasks without written authorization from their manager. 24 SPEED, EXCELLENCE & INNOVATION: HOW WE MANAGE OUR DATA, TECHNOLOGY & PROPERTY

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY 25

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY Avoid Conflicts of Interest We show our commitment to CIRCOR by avoiding conflicts of interest and never putting our own financial interests above our duty to CIRCOR. Even the mere appearance of a potential conflict can be damaging to CIRCOR’s business, so we always disclose potential conflicts of interest fully and promptly to your manager and local human resources manager. Conflicts can arise when we use our position with CIRCOR, or information we have access to due to our position, to pursue business opportunities or other benefits for ourselves or family members, or when an attempt to secure such benefits would make it difficult for us to perform our work for CIRCOR objectively. Hiring and/or supervising any close friends or relatives could be a conflict of interest. We may not directly or indirectly supervise any member of our own family. Additionally, when a personal or family relationship may impact an employee’s decision-making, hiring, work assignments or assessments, or might lead to the appearance of a conflict of interest, that employee should come forward and promptly disclose the potential conflict. Since many countries impose restrictions on recruiting and employing former government officials, any hiring of former government officials must be approved in advance by the local human resources manager and the Legal Department. As CIRCOR employees, we do not enter into any agreement or business opportunity to compete directly or indirectly with CIRCOR, nor do we act as suppliers or contractors to CIRCOR or hold any material interest in any such supplier or contractor. We do not take any business opportunities that might conflict with our role at CIRCOR. We do not use our position to acquire improper benefits or opportunities, including gifts, loans, investment opportunities, out- side employment and personal transactions. 26

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY Use Gifts & Entertainment Responsibly We are committed to providing or accepting gifts and entertainment only in a manner that is responsible and consistent with our Code, our policies and the law, including always following all of our procedures for submitting expenses set forth in our Travel & Entertainment Policy. Mindful that gifts and entertainment can be seen as bribes, we do not provide gifts and entertain- ment to any government official. (See the Don’t Make Improper Payments section below.) We provide only token gifts of nominal value or reasonable entertainment to non-government partners and others, and only if such entertainment and gifts are allowed by the policies of the recipient’s organization, legal under local law and accounted for accurately and appropriately under our established procedures. Acceptable nominal gifts for any recipient may include promotional items, such as pens, notepads, mugs or small gifts of symbolic value offered for special occasions such as birthdays, weddings or graduations. Unacceptable gifts, which should never be given, include gifts of cash or cash equivalents (such as gift cards); luxury items such as fine wine or expensive watches, pens or electronics; or expensive tickets to an exclusive event, such as a professional sports game, without a CIRCOR employee attending. 27

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY When accepting token gifts of nominal value and entertainment, such as promotional items and reasonable meals and refreshments, we must use good judgment and ensure that there is no appearance of a conflict or of bribery. We never solicit any gifts, entertainment or favors from suppliers or potential suppliers to CIRCOR. We must immediately report it to our manager if we receive or accept gifts or entertainment beyond token or nominal value. Shyla, who works for a CIRCOR supplier, recently sent Deven a holiday gift basket. The gift basket is from a popular retailer and is valued at US $200. Should Deven accept the basket from Shyla? Deven should graciously refuse the basket, as it is not of nominal value and could be seen as an attempt to influence Deven’s decision-making on behalf of CIRCOR. If it is not feasible for Deven to refuse the basket, he should report receiving it to his manager so that the basket’s contents can be shared among the team members or otherwise disposed of. Scenario 28

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY Prevent Insider Trading Federal and state securities laws prohibit the buying or selling of the stock of any company, including CIRCOR, while in possession of material non-public information about that company. We never pass along such information or “tip” others, nor do we share non-public information in casual conversations, even if we do not intend to profit for ourselves or others. We also abide by any event-specific blackout periods, as implemented from time to time by the Legal Department, where no trading is allowed. Additional rules apply to designated “insiders” and are set forth in CIRCOR’s Insider Trading Policy. Material non-public, or insider, information includes any information that a reasonable investor would consider important in making an investment decision but that has not been made public long enough to be evaluated by the marketplace; or information that would likely have a signifi- cant effect on a company’s stock price. CIRCOR’s Insider Trading Policy also prohibits the use of margin accounts or pledges, short sales and hedging or trading in derivatives of CIRCOR securities. If you have any questions about trading securities under our Insider Trading Policy, please contact the Legal Department. 29

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY Don’t Make Improper Payments We don’t bribe or promise to provide anything of value to our commercial partners or government officials to secure any business advantage or influence any business decision. We never accept or demand anything of value for ourselves to influence our decision-making on behalf of CIRCOR. “Anything of value” is just that; it can be cash, cash equivalents (such as gift cards), gifts, favors, food, entertainment or opportunities. A “government official” can include any official or employee of any branch of government; political party members and candi- dates; employees of government-owned or government-controlled businesses; and employees of international public organizations. We cannot offer anything in order to obtain or keep customer business, to get any sort of business advantage, or to try to influence decisions, particularly those of foreign government officials. In addition, no third-party representative or channel partner can engage in any such activity on our behalf. Before dealing with any third party, we must ensure that the third party is reputable and agrees to comply with our Global Anti-Corruption Policy and our Code. The Legal Department will help in documenting the relation- ship with any prospective third-party representative or channel partner. Anti-corruption and bribery laws can be complex, so if you are unsure about any issue or incident, you should always ask questions and report con- cerns by contacting the Legal Department. Samuel is working on a project with Marjorie, an engineer with a public water company overseas. Marjorie tells Samuel that her niece is looking for an internship opportunity in the United States and wonders if the young woman might work for CIRCOR. How should Samuel respond? Samuel should not offer or promise any position for Marjorie’s niece but rather inform her that if her niece wants to apply on her own for any available positions, she is welcome to do so. We can never appear to offer anything of value, including opportunities such as internships, to government officials. Scenario 30

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY Compete Fairly We are committed to free and fair markets and vigorous competition. We know that making illegal agreements with our competitors or otherwise violating competition law is not just unfair to customers and dangerous for ourselves and CIRCOR, it is also bad business. We are careful when we come into contact with our competitors in situations such as trade shows or participation in industry groups, and we consult with the Legal Department if we are unsure whether previous or upcoming contact with a competitor is okay. We never have any agreements or understandings with our competitors to set prices; set production; divide markets, customers or territories; boycott or refuse sales to parties; or come to any other agreements to restrict trade. The safest way to avoid unlawful agreements with competitors is to seek guidance from the Legal Department if we have questions about competitor contact, or to avoid meetings and other communications with competitors. When those situations cannot be avoided, we immediately remove ourselves from discussions of any topic above with competitors and promptly report the interaction to the Legal Department. 31

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY We never take unfair advantage of our market position in any particular product or geographic area. There must be a legitimate business reason, such as a cost difference or participation in a competitive bid, to sell the same product to similarly situated customers at different prices. When working with our customers and distributors, we cannot make an agreement with a competitor or another third party to restrict sales to a particular customer. Generally, we also cannot impose resale restrictions or tie the sale of one product to the sale of another. Competitive actions must always be justified by sound business considerations. Targeting a particular company or taking steps to drive a particular company out of business is illegal. We follow all laws and regulations regarding fair competition or antitrust laws in all the jurisdictions where we operate. Competition law can be confusing and complex. If we have any questions or need to report any activity that we think might violate the law or our policies, we should contact the Legal Department immediately. 32

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY Choose Suppliers & Channel Partners with Integrity We choose the suppliers, channel partners and other third-party partners we work with carefully, and we are committed to fully investigating with thorough due diligence all new business relationships to ensure our partners comply with the principles in our Code and with our policies and the law. We follow all procedures for onboarding and monitoring third parties. If you are unsure what procedures must be followed to conduct business with a supplier, a channel partner or any other third party, then contact your manager. We will always manage our partner relationships, including those with suppliers and channel partners, with honesty, respect and integrity, offering equal opportunities for all parties based on the merits of their products and services. Jabril’s new channel partner, Adhira, tells him that CIRCOR is in a good position to secure business with a foreign government partner as long as the government procurement officer has a “nice vaca- tion.” Jabril asks Adhira what she means by this, and she tells him, “Don’t worry. I will take care of it.” What should Jabril do? Jabril must instruct Adhira that she must not provide anything of value to a government official on behalf of CIRCOR, and then he should immediately inform his manager and the Legal Department about the situation. Scenario 33

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY Participate in Politics Responsibly While employees may and should participate in the political process, employees must neither use any company resources for them nor engage in these activities on company time. We must make certain that none of our personal political activities can be construed to be on behalf of CIRCOR or identify CIRCOR as participating with the activity. We never conduct political activities at company facilities. 34

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY Communicate Appropriately & Only As Authorized CIRCOR must speak with one voice when communicating with the media, financial analysts, investors and the general public. Our customers, partners and stakeholders deserve accurate and complete information about CIRCOR, and our reputation and public image could be damaged if we make inaccurate or untimely public statements. Only people specifically authorized to speak on behalf of CIRCOR should do so. Any outside inquiries for comment should be directed to Investor Relations or the Legal Department. We also use all social media responsibly. Some good guidelines for posting or contributing online include: • Consider that what we write will be public – possibly forever. • Make sure it is clear we are speaking for ourselves and not CIRCOR. • Since our Code, our policies and the law apply online, never engage in any harassing or inappropriate behavior. Frances noticed a post on social media that makes inaccurate statements about CIRCOR products and services, and she is planning to respond and set the record straight. Is this okay? Unless Frances is explicitly authorized to post on social media for CIRCOR, she should refrain from posting anything. Permission to speak on behalf of CIRCOR is reserved for those with the authorization to do so. Scenario 35

COMMITMENT & ACCOUNTABILITY: HOW WE CONDUCT BUSINESS ETHICALLY Protect the Environment We recognize that we have many stakeholders, and we treat our environment with care and respect taking into account all of their interests. This includes taking positive steps to promote a clean environment and conserve valuable resources, and commitment to a sustainable future for our stakeholders. We seek to improve our manufacturing operations by increasing efficiency, including evaluating opportunities for investing in energy-efficient equipment, minimizing waste, and recycling whenever possible. We follow all government-mandated environmental regulations as well as all CIRCOR policies regarding environmental safeguards, incident prevention and reports, resource utilization and sustainability. Our employees communicate honestly and ethically with our regulators and have means to report any concerns to management so they may be promptly investigated and resolved. We are committed to safe and ethical business practices that are mindful of our impact on the environment and support a sustainable future for our stakeholders. 36

SEEKING HELP & SPEAKING UP THERE ARE OPTIONS WHEN YOU HAVE A QUESTION OR CONCERN: CIRCOR CORPORATE OFFICE 30 Corporate Drive, Burlington, MA 01803, USA Phone: +1 781-270-1200 Your manager. For most questions and concerns, your manager is the best resource to use. Your local General Manager, Human Resources or Finance Leader CIRCOR’s Legal Department OfficeOfTheGeneralCounsel@CIRCOR.com You may also make an anonymous report using CIRCOR’s Ethics & Compliance HelpLine at 1-866-862-2625 or by submitting a report online a http://circor.ethicspoint.com 37

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